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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

            As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Form S-4 Registration Statement for NBC Acquisition Corp.

ARTHUR ANDERSEN LLP

Omaha, Nebraska

March 16, 1998